UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2010

KENSINGTON LEASING, LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

565 Walnut Avenue

Redlands, CA  92373

(Address of principal executive offices)

646 W. Highland Avenue

Redlands, CA  92373

(former name or former address, if changed since last report)

909-708-4303

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Kensington Leasing, Ltd. amends its Form 8-K filed April 5, 2010 by adding Item 1.01, amending and restating Item 3.02, and restating and amending Item 5.01 as Item 5.02.

Item 1.01  Entry into a Material Definitive Agreement

On March 31, 2010, Kensington Leasing, Ltd. (the “Company” or “we”) entered into a Securities Purchase Agreement (the “Agreement”) with Angelique de Maison, a director and the Chief Executive Officer of the Company (“Purchaser”).  Pursuant to the Agreement, on March 31, 2010, we issued and sold to Ms. de Maison 6,000,000 shares of Common Stock for $0.08 per share, or an aggregate of $480,000.  Under the Agreement, has two demand registration rights and unlimited piggyback registration rights with respect to all shares of Common Stock that she owns (including the shares acquired under the Agreement).

In addition, under the Agreement, Ms. de Maison agreed to purchase from us, subject to certain conditions, upon our demand at any time on or prior to March 31, 2011, a note in the amount $520,000.  The note would be unsecured, would not be convertible, would bear interest at the rate of 10% per annum, payable quarterly, and would be due and payable on March 31, 2012.

As a result of the purchase, Ms. de Maison owns 6,173,750 shares of our common stock, representing 84.42% of the outstanding common stock.

Item 3.02  Unregistered Sales of Equity Securities

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference.

We issued and sold the option in a transaction not involving a public offering, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.  There was no underwriter involved.

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal   Officers

On March 30, 2010, Michael T. Ryan was appointed as a director of the Company.

Mr. Ryan has been Chief Financial Officer of the registrant since June 19, 2009.  Since 1999, Mr. Ryan has been a partner at EHG Financial Planning Services, running a financial planning practice catering to the needs of small business owners and affluent individuals.  Mr. Ryan holds a Bachelor’s Degree in Human Resource Development with a minor in Business Management from Brigham Young University-Hawaii.  He is a Certified Financial Planner, and holds a Series 7 and California State securities license, and California life, health and disability insurance licenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2010	KENSINGTON LEASING, LTD.
__/s/ Angelique de Maison_______ Angelique de Maison Chief Executive Officer